Exhibit 5.1

[LETTERHEAD OF BRYAN CAVE LLP]

December 5, 2013

General Moly, Inc.
1726 Cole Blvd., Suite 115

Lakewood, CO  80401

Re:                             General Moly, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to General Moly, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on or about December 5, 2013 (the “Registration Statement”).  The Registration Statement covers (a) the offering and issuance from time to time by the Company of up to $500,000,000 aggregate offering price of the following: (i) shares of its Common Stock, par value $0.01 per share (the “Common Stock”); (ii) shares of its Preferred Stock, par value $0.01 per share (the “Preferred Stock”); (iii) one or more series of its debt securities (collectively, the “Debt Securities”), which may be guaranteed (the “Guarantees”) by some or all of the Company’s subsidiaries which may become co-registrants under the Registration Statement (each, a “Guarantor” and collectively the “Guarantors”); (iv) warrants to acquire securities of the Company or securities of third parties or other rights (the “Warrants”); and/or (v) units comprised of one or more of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”); and (b) the offering and sale from time to time by selling stockholders of the Company of an aggregate of up to 21,100,040 shares of Common Stock (the “Selling Stockholder Common Stock”), including up to 1,000,000 shares of Selling Stockholder Common Stock issuable upon the exercise of currently outstanding Common Stock Purchase Warrants (as defined below).

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.                                          The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);

ii.                                       The Amended and Restated Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”);

iii.                                    The form of indenture incorporated by reference as an exhibit to the Registration Statement, to be entered into on or about the date of first issuance of Debt Securities thereunder, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”);

iv.                                   Resolutions adopted by the Board of Directors of the Company (the “Company Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Company Resolutions”);

v.                                      The Securities Purchase Agreement dated as of March 4, 2010, by and between General Moly, Inc. and Hanlong (USA) Mining Investment, Inc., as amended by Amendment No. 1 dated as of July 30,2010, Amendment No. 2 dated as of October 26, 2010, Amendment No. 3, dated as of December 20, 2010, Amendment No. 4 dated as of July 7, 2011, Amendment No. 5 and Notice dated as of June 14, 2012, and the Option Agreement with respect to Securities Purchase Agreement dated as of January 9, 2012, which relate to a portion of the Selling Stockholder Common Stock;

vi.                                   The Securities Purchase Agreement, dated as of November 19, 2007, between the Company and ArcelorMittal S.A. and the Consent and Waiver Agreement, dated as of April 16, 2010, by and between the Company and ArcelorMittal S.A. , which relates to a portion of the Selling Stockholder Common Stock;

vii.                                The Common Stock Purchase Warrants, each dated as of April 16, 2010, issued to CCM Qualified Master Fund, Ltd. and Coghill Capital Management, L.L.C. (the “Common Stock Purchase Warrants”);

viii.                             Resolutions adopted by the Company Board relating to the issuance of the Selling Stockholder Common Stock issued or to be issued pursuant to the agreements identified in subparagraphs (v), (vi) and (vii) above, certified as of a recent date by an officer of the Company;

ix.                                   Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;

x.                                      Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

xi.                                   Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1.                                      The Selling Stockholder Common Stock to be offered and sold by the selling stockholders has been (or, in the case of Selling Stockholder Common Stock issuable upon the exercise of currently outstanding Common Stock Purchase Warrants, will be when issued upon such exercise), validly issued and is (or will be when issued) fully paid and non-assessable.

2.                                      The Common Stock to be offered and issued by the Company will be validly issued, fully paid and non-assessable if and when (i) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any; (iii) the Common Stock shall have been issued as provided in such resolutions of the Company Board; and (iv) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

3.                                      The Preferred Stock shall be validly issued, fully paid and non-assessable if and when (i) a prospectus supplement with respect to the Preferred Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any; (iii) the applicable Certificate of Designation for the Preferred Stock to be issued shall have been duly filed with the Office of the Secretary of State of the State of Delaware; (iv) the Preferred Stock shall have been issued as provided in such resolutions of the Company Board; and (v) certificates representing the Preferred Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

4.                                      Each series of the Debt Securities issued under the Indenture will be duly authorized and valid and binding obligations of the Company and, if guaranteed by the Guarantors, the Guarantees will be valid and binding obligations of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the applicable Indenture, and, if the Debt Securities are guaranteed by the Guarantors, the boards of directors or other governing bodies of each of the Guarantors (the “Guarantor Boards”) shall have duly adopted final resolutions authorizing the Guarantees to be entered into in connection with such series of Debt Securities; (iii) such series of Debt Securities shall have been duly created by a duly executed and delivered Indenture; (iv) the applicable Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such Indenture and, if the Debt Securities are guaranteed by the Guarantors, the Guarantees shall have been duly executed and delivered by the Guarantors; and (v) such Debt Securities shall have been duly executed, authenticated and issued as provided in the applicable Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5.                                      The Warrants will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to the Warrants shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants as contemplated by the Registration Statement and the Warrant Agreement (as defined below) and any underlying Common Stock or Preferred Stock; (iii) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Warrants have been established in accordance with the Warrant Agreement; and (v) the Warrants have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Warrant Agreement and the applicable purchase or underwriting agreement, if any.

6.                                      The Units will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to the Units shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Units as contemplated by the Registration Statement and the Unit Agreement (as defined below) and any underlying Common Stock or Preferred Stock; (iii) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Units have been established in accordance with the Unit Agreement; and (v) the Units have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Unit Agreement and the applicable purchase or underwriting agreement, if any; assuming that (a) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, and, if guaranteed by the Guarantors, constitute valid and binding obligations of the Guarantors, as contemplated in paragraph 4 above; (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in paragraph 5 above; and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in paragraphs 2 and 3 above, respectively.

7.                                      Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants will be validly issued, fully paid and non-assessable if and when: (i) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware; and (ii) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered against payment of the agreed consideration therefor, if any, as described in the Registration Statement and in accordance with the terms of the applicable Debt Securities, Preferred Stock or Warrants, as the case may be.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Common Stock, the Preferred Stock, each series of Debt Securities, the Warrants and the Units, as the case may be: (a) the Registration Statement and any required post-effective amendment thereto shall all have become effective under the Act and no stop order shall have been issued by the SEC relating to the Registration Statement; (b) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (c) upon issuance of the Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock that the Company is then authorized to issue; (d) the authorization thereof by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the authorization of the Guarantees by the Guarantor Boards shall not have been modified or rescinded; (e) the issuance, sale and delivery of the Common Stock, Preferred Stock, each series of Debt Securities, the Warrants and the Units do not violate any applicable law and no change in law affecting the validity, legally binding character or enforceability of the authorization by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the Guarantor Boards, shall have occurred; (f) in the case of each series of the Debt Securities, the form of the applicable Indenture shall not have been modified; (g) in the case of each series of Debt Securities, the Debt Securities have been issued in accordance with the applicable Indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (h) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Company Board and, if the Debt Securities are guaranteed by the Guarantors, the amount of Debt Securities guaranteed by the Guarantors does not exceed the amount authorized to be guaranteed by the Guarantor Boards; (i) the Certificate and Bylaws of the Company and the Certificates of Incorporation, Bylaws, Certificates of Organization

and/or Operating Agreements, as applicable, of the Guarantors (the “Guarantor Documents”) shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (j) the authorizations by the Company Board will be made in accordance with the Certificate, the Bylaws, the Company Resolutions and the DGCL (as defined below); and (k) the authorizations by the Guarantor Boards will be made in accordance with the Guarantor Documents and the DGCL, the Delaware Limited Liability Company Act and/or the Nevada Limited Liability Company Act, as applicable.

The opinions expressed herein are limited to the laws of the State of New York (as such opinions relate to the Debt Securities only), and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

This opinion may be filed as an exhibit to the Registration Statement.  Consent is also given to the reference to this firm under the caption “Validity of the Securities” in the prospectus contained in the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ BRYAN CAVE LLP